Exhibit 10.6

TENANCY AGREEMENT

(Commercial)

AN AGREEMENT made on the 27 day of January 2023 BETWEEN

The Colorectal Clinic Pte ltd, UEN No. 200414113R, a company incorporated in Singapore and having its registered office at 38 Irrawaddy Road #06-37 Mount Elizabeth Novena Specialist Centre Singapore 329563 (hereinafter called the “Landlord” which expression shall where the context so admits, include the Landlord’s successors and assigns) of one part

AND

HC Orthopaedic Surgery Pte Ltd, UEN No. 201725626E, a company incorporated in Singapore and having its registered office at 3 Mount Elizabeth #15-14 Mount Elizabeth Hospital Singapore 228510 (hereinafter called the “Tenant” which expression shall where the context so admits, include the Tenant’s successors and assigns) of the other part.

WHEREBY IT IS AGREED as follows:

1.	In consideration of the rent, service charge and Tenant’s covenants hereinafter reserved and contained, the Landlord hereby grants and the Tenant hereby accepts a lease of the premises situated at 38 Irrawaddy Road #06-37 Mount Elizabeth Novena Specialist Centre Singapore 329563 (hereinafter called the said “Premises”) with the furniture, fixtures, and fittings therein belonging to the Landlord as specified in Schedule 1 annexed hereto for a term of 24 months from the I5’ day of March 2023 and ending on the 28 day of February 2025, (the “Term”) and;

(a)	together with the right for the Tenant and others duly authorised by the Tenant at all times hereby created to use and enjoy in common with the landlord and others entitled thereto, the entrances, lobbies, staircases, landings, corridors, passageways, lifts escalators, water closets, lavatories, conveniences and other like amenities connected with the use of the Premises; and

(b)	excepting and reserving unto the Landlord and all others entitled thereto the free and uninterrupted passage and running of all pipes, electric and other wires, drains, and air-conditioning in, through, under or above the Premises for the Term.

2.	The Tenant hereby agrees with the Landlord as follows:	PAYMENT OF RENT

2.1	To pay the monthly rent hereby reserved at the time and in the manner set out herein without any deduction or set-off whatsoever, as follows;

(a)	The monthly rent shall be 5$ 10,000.00 per month inclusive of maintenance fee payable to MC5T.

(b)	The monthly utility bill shall be shared equally between the Landlord and the Tenant.

(c)	The Tenant hereby agrees to share the charges equally with the Landlord which may be payable for pest control, alrcon servicing and cleaning costs forthe upkeep of the clinic.

(d)	The first payment of rent and service charge of S$ 10,000.00 (subject to GST) shall be paid upon the execution of this Agreement.

(e)	Subsequent payment of rent payable monthly in advance without deduction whatsoever on the 1M day of each month.

(f)	All payment of rent shall be made to the account of the Landlord: The Colorectal Clinic Pte Ltd at DBS bank with account number: 0159010767. If the payment is by GIRO, evidence of such GIRO arrangement shall be provided by the Tenant to the Landlord within 1 month from the commencement of this Agreement.

2.2	To pay a deposit of S$ 20,000.00 (hereinafter referred to as the “Security Deposit”) to be held by the I Landlord (the receipt whereof the Landlord hereby acknowledges) assecurity for the due performance and observance by the Tenant of all covenants conditions and stipulations on the part of the Tenant herein contained, failing which the Tenant shall forfeit to the Landlord the said Security Deposit or such part thereof as may be necessary to remedy such default. PROVIDED ALWAYS that if the Tenant shall duly perform the said conditions, covenants and stipulations as aforesaid, up to apd including the date of expiration of the Term the Landlord shall repay the said Security Deposit within 14 days from the date of such expiration without any Interest. This Security Deposit shall not be utilised as set-off for any rent due and payable during the Term.	SECURITY DEPOSIT

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2.3	If any part of the Security Deposit shall be applied by the Landlord in accordance herewith, the Tenant shall on demand by the Landlord forthwith deposit with the Landlord the amount deducted or set-off by the Landlord from the Security Deposit.	TOPPING-UP SECURITY DEPOSIT

2.4	To pay the Goods and Services Tax (GST) and any present or future rates, taxes or assessments, impositions, levy or outgoings imposed upon or in respect of all sums payable by the Tenant to the Landlord pursuant to this Agreement.	GST & OTHER LEVIES

2.5	To pay on demand any increase In property tax, over and above the amount of property tax for the Premises payable by the Landlord, regardless of the reason for such increase in the property tax and if the property tax is imposed or levied after the expiry of the Term or retrospectively this clause shall remain in full force and effect insofar as the same are not fulfilled.	INCREASE IN PROPERTY TAX

2.6

To Install at Its own cost all telecommunication systems and run wires thereof in accordance to the Landlord’s requirements and to ensure that such works are carried out by the contractors who are competent, certified and approved by the lnfocomm Media Development Authority or the Landlord. The Tenant shall pay all charges, Including any tax payable thereon, In respect of any telephone, facsimile and any other telecommunication services connected, installed or used at the Premises.

TELE-COMMUNICATION SYSTEM

2.7	Not to erect, place, use or permit to be used within or outside the Premises any radio or television aerial or antenna or other similar media equipment likely to be seen or heard from the outside without the prior written consent of the Landlord PROVIDED ALWAYS that any such consent so given may be withdrawn at anytime by the landlord having regard to the interest of the development and the rights of neighbouring tenants, occupiers or persons lawfully therein.	RADIO OR TV AERIALS

2.8	The Tenant shall install and maintain at its own cost all security system for the Premises.	SECURITY SYSTEM

2.9

To keep fully serviced all air-conditioning units installed at and for the Premises in such like repair and condition as if the same were delivered to the Tenant at the commencement of this Agreement by keeping the air-conditioning units serviced and maintained at least once every 3 months by a qualified and reliable air-conditioning contractor, and to take up a service contract with such contractor and the servicing cost shall be shared equally between the landlord and Tenant. A copy of the service contract is to be forwarded to the landlord within 30 days of the commencement of the tenancy, and the receipts (where applicable) are to forwarded upon the Landlord’s request.

SERVICE OF AIR CONDITONING UNITS

2.10	To keep the air-conditioning units in good and tenantable repair and condition, throughout the term of this tenancy provided always the Landlord shall bear the cost and expense for the repair, replacement or renewal of parts, if any, arising from fair, wear and tear and damage not caused by the willful default or negligence of the Tenant and/or permitted occupants and guests. In the event that the air-conditioning units in the Premises are found to be not serviced and/or maintained at least once every three months by a qualified air-conditioning contractor, the Tenant shall bear the cost and expense for the repair, replacement/renewal of parts should any breakdown or malfunctionIng occur.	MAINTENANCE OF AIR-CONDITIONING UNITS

2.11	Not to:	ALTERATIONS & ADDITIONS PARTITIONS, ELECTRICAL POINTS & APPLIANCES, & HEATING DEVICES

(a)	fix, affix or install any additional electrical points and applliances in or about the Premises without the prior written approval of the Landlord and the relevant authorities and to ensure such works are carried out by licensed electrical contractors and that the existing circuits are not overloaded;

(b)	Use any electrical heating or other devices Which may interfere with the air-conditioning system, lighting or electrical system in the Premises or in any part of the building; or

(c)	Install or construct any internal partitiond and/or lighting and air-conditioning fittings

(d)	Make or permit to be made any alterations and additions to the Premises (whether or not structural) or to any of the Landlord’s fixtures or fittings in the Premises; without having first obtained the Landlord’s written consent.

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In the event the Landlord consents to such alterations or additions, the Tenant shall obtain at its own expense all planning permission and approval necessary under the relevant statutory and non-statutory regulations, to carry out such additions and alterations in accordance with the conditions thereof.

All A&A works carried out within the premises will also be subject to MCST 4094’s approval.

2.12	To keep the interior of the Premises including the flooring, interior plaster or other surface material or rendering on walls and ceilings and the Landlord’s fixtures and fittings therein including but not limited to the doors, windows, wires, pipes, installations, equipment, air-conditioners and or other fittings in good and tenantabie repair and condition (fair wear and tear and damage by any act beyond the control of the Tenant excepted).	TENANTABLE REPIAR

2.13	To be responsible for minor repairs and replacement of parts and other expendable items at its own expense for items under rentable space. However, expenditure for repairs and replacement of parts and other expendable items at common area shall be shared equally between the Landlord and Tenant.	MINOR REPAIRS

2.14	To permit the Landlord and/or its agents, 3 calendar months prior to the expiry of the Term and upon prior appointment, to bring prospective tenants to view the Premises for the purpose of letting the same.	ACCESS FOR VIEWING (NEW TENANCY)

2.15	During the Term, to allow the Landlord or its representatives at ail reasonable times and by prior appointment to bring any interested parties to view the Premises in the event of a prospective sale thereof. The Premises shall be sold subject to this tenancy, unless agreed otherwise by the parties.	ACCESS FOR VIEWING(SALE)

2.16	To permit the Landlord and its agents, surveyors and workmen to enter upon the Premises at all ACCESS FOR reasonable times by prior appointment, for the purpose of viewing the condition thereof and to do REPAIRS such works as may be required forany repairs to the Premises and to require the Tenant to rectify any defect for which the Tenant is liable within 7 days failing which, the Landlord shall carry out such repair works and the costs thereof shall be treated as debt due from the Tenant and shall be recoverable from the Tenant forthwith as such PROVIDED the Landlord will be provided free access immediately into the Premises, at all times, in cases where emergency repairs are necessary.	ACCESS FOR REPAIRS

2.17	To give immediate notice to the Landlord of any accident or damage to the interior of the Premises, fixtures and fittings or other facilities whatsoever provided by the Landlord and to pay immediately or to reimburse the Landlord for the cost of such repair or replacement save where such damage is caused by any act beyond the control of the Tenant.	ACCIDENTS FOR DAMAGE

2.18	To use the Premises or any part thereof as an Private Specialist Orthopaedic clinic operated by a specialist / specialists registered under the Medical Registration Act (Cap 174) or for the practice of specialist medicine subject to the conditions as may be imposed by Parkway Irrawaddy Pte Ltd and Parkway Novena Pte Ltd and not to use or permit to be done on the Property anything which in tho opinion ot the Landlord may be or become a nuisance disturbance or inconvenience to the Landlord or other persons using the Building or any units adjacent thereto in connection with and for the purpose of the Tenant’s business, and not for any other purpose.	USE OF PREMISES

The Approved Medical Practitioners who will be practicing in the leased premises are Dr Chan Ying Ho and Dr Yeoh Ching Sing under the medical specialty of Orthopaedic Surgery as approved by Landlord, Parkway Irrawaddy Pte Ltd and Parkway Novena Pte Ltd. No other medical practitioner shall be allowed to practice at the leased premises unless prior written approval from Parkway Irrawaddy Pte Ltd and Parkway Novena Pte Ltd is obtained. The Approved Medical Practitioners to comply to the Restrictive Covenants attached in the Annex A.

2.19	To obtain at its cost all necessary approvals, permits and licences from the relevant authorities to use the Premises as mentioned in clause 2.18. Any delay or failure in obtaining or any suspension or revocation of any necessary approval, permit or licence shall not affect this Agreement.	PERMITS & APPROVALS

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2.20	Not to reside in or permit any person to reside in any part of the Premises or use or permit the Premises to be used for dwelling purpose and other uses prohibited by law and not to do or suffer to be done anything in or upon the Premises or any part thereof, any activities of an illegal or immoral nature.	PROHIBITED USE & ILLEGAL ACTIVITIES

2.21	Not to use the Premises or any part thereof in a manner which may become a nuisance or annoyance to the Landlord or the occupants of the building or to neighbouring premises.	NOT TO CREATE NUISANCE

2.22	Not to assign or transfer any of the Tenant’s rights, benefits and/or obligations under this Agreement, and shall not assign, transfer, charge, mortgage, sublet, license or part with or share possession of the whole or any part of the Premises, except with the prior written consent of the Landlord.	NO ASSIGNMENT & SUB-LETTING

2.23	Not to store any goods or things upon or obstruct the areas used in common with the Landlord and the Landlord’s other tenants, licensees and occupiers. Not to block up, darken, obstruct or permit obstruction in any manner, to the windows or lights belonging to the Premises or to the Landlord.	NO STORAGE & OBSTRUCTION

2.24	Not to bring, store, permit or suffer to be done in the Premises or any part thereof any goods which in the opinion of the Landlord are of a dangerous, obnoxious, inflammable or explosive nature and should the Landlord consent to the storage of such material, to pay any increase in premium for fire or other insurances that may be taken out by the Landlord.	STORAGE OF DANGEROUS MATERIALS

2.25	Not to throw or permit to be thrown, any dirt, rubbish, rags, boxes or other refuse except into proper bins and other containers provided for such purpose and to pay the Landlord the costs of removing such things and the costs of any damage to the common area, passages, lifts, lift shafts, toilets or other conveniences in the building from the breach thereof.	NO WASTE

2.26	Not to bring or allow to be brought onto the Premises any heavy machinery save for typewriters, information processing systems, photocopying machines, computers and such other equipment as are required for the Tenant’s business and approved by the Landlord.	NO HEAVY MACHINERY

2.27	Not to do permit or suffer to be loaded on any part of the floors of the building or the Premises to a weight greater than 2.5 kN per square metre and shall when required by the Landlord distribute any load on any part of the floor of the Premises in accordance with the directionsand requirements of the Landlord.	NO EXCESS LOADING

2.28	To ensure that the Tenant’s employees, servants, agents or visitors do not obstruct the areas designated as loading/unloadlng areas and at all times comply with the directions of the Landlord’s staff or agents exercising due control of such areas, and not to place or take into the escalators or passenger lifts any baggage, parcels, sacks, trolleys or other goods or use them for delivery or disposal purposes.	LOADING & UNLODAING & DELIVERY OF GOODS, ETC

2.29	Not to display any signs, signboards, notices, flagstaff, placard or poster at or outside the Premises except such as is approved by the Landlord or the Management Corporation or equivalent body of the building and or the relevant authorities.	BUSINESS SIGNS

2.30	Not to change or in any way vary the frontage of the Premises and the entrance door provided or approved by the Landlord for the access to the Premises, without first having obtained the written consent of the Landlord and MCST 4094’s approval.	FRONTAGE OF PREMISES

2.31	Not to install any fixtures or fittings in or upon the Premises, which may be visible from outside the Premises, except such items fixtures and fittings that are approved by the Landlord.	FIXTURES & FITTINGS

2.32	To keep the Premises well and sufficiently lighted throughout the hours of business of the Premises and/or Building.	SUFFICIEINT LIGHTING

2.33	To maintain, keep clean and free of chokage any drains, plumbing facilities or piping system serving the Premises.	CLEARING OF DRAINS, ETC.

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2.34	To ensure that all washbasins, taps, sinks and other such water and sanitary apparatus within or TAPS, WASH exclusively serving the Premises are clean and in good order and to make good all lost and damage BASINS ETC. items due to the improper use or negligence of the Tenant.	TAPS, WASF BASINS ETC.

2.35	To keep the Premises free of pests, insects, rodents, birds and animals and if required by the Landlord to employ from time to time or periodically, a pest-exterminating contractor approved by the Landlord to inspect and ensure that the Premises is free of pests.	PREMISIES TO BE FREE OF PESTS, ETC.

2.36	Not to do or permit to be done upon the Premises anything whereby the Landlord’s insurance of AVOIDANCE OF Premises against fire may be rendered void or voidable or whereby the premium for any such insurance insurance may be liable to be increased and to indemnify the Landlord against any such additional premiums. For avoidance of doubt the Tenant undertakes to indemnify the Landlord in full in the event such insurance becomes void or voidable due to the act or omission of the Tenant.	AVOIDANCE OF INSURANCE

2.37	The Tenant shall at all times during the Term and during any period of holding over, effect and keep current:	TENANT’S INSURANCE

(a)	a public liability insurance policy for a sum as may be specified by the Landlord from time to time in respect of the Premises which shall betaken out with an insurance company approved by the Landlord in the joint names of the Landlord and the Tenant and shall pay all premiums, costs and disbursements in connection thereof within seven (7) days after the same shall become due and payable;

(b)	an adequate insurance policy, which shall be taken out with an insurance company approved by the Landlord on the internal partitions and all goods belonging to or held in trust by the Tenant in the Premises against loss or damage by fire, water, damage or discharge from sprinkler systems;

(c)	any other insurance policy or policies to cover any other risk as the Landlord may from time to time require and shall produce to the Landlord on demand the abovementioned policies as well as the receipts for payment of premium in respect thereof.

2.38	Upon the determination or sooner determination of the Term, to reinstate and to peaceably and REINSTATEMENT& quietly yield the Premises and all the Landlord’s fixtures, fittings and installations in or upon the YIELDING OF Premises (including electrical installations, air-conditioning, pipes, conduits, etc.) to the state and REMISES condition as at the date the Tenant took possession of the Premises from the Landlord (fair wear and tear excepted) and to make good at the expense of the Tenant any damage or defacement caused failing which the Landlord shall rectify the same at the expense of the Tenant and deduct the costs thereof, and the expenses herein shall be treated as debt due from theTenant and shall be recoverable forthwith as such.	REINSTATEMENT YIELDING OF PREMISES

2.39	To advise the Landlord in writing of any change in the address or registered office as the case may be, of theTenant.	CHANGE OF ADDRESS

2.40	To comply with the following at all times:	ILLEGAL IMMIGRANTS

Where the Tenant’s employees are non-Singaporeans, to carry out due diligence checks to ensure that at all times during the currency of this Agreement that the Tenant and/or permitted occupants comply with all the rules and regulations relating to the Immigration Act (Chapter 133) and the Employment of Foreign Manpower Act (Chapter 91A) (if applicable) and any other law In the Republic of Singapore which relates to foreign residents employees.

To ensure only employees of the Tenant who are Singapore citizens, permanent residents or are all legally employed in Singapore and holding valid work pass be allowed to work in the Premises.

To provide the Landlord upon its written request for physical inspection, all immigration and employment documents, including but not limited to the passports of all non-local occupants, the employment pass and/or work permits, proof of employment and to provide the Landlord with certified true copies of such documents.

To authorise, permit and co-operate with the Landlord to make such enquiries with relevant government departments and/or employers to verify the same.

To accept responsibility including criminal prosecution and the consequences thereof and to hold the Landlord harmless and indemnify the Landlord to the fullest extent allowed by the laws of the Republic of Singapore should any person who is a prohibited immigrant be found at the Premises.

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2.41	At all times:	COMPLIANCE WITH LAWS, RULES & REGULATIONS

(a)	To observe, perform and cause all its servants, independent contractors, agents, invitees and licensees to observe and perform, the rules and regulations and any amendments thereof and additions thereto as may from time to time be made by the Landlord, Parkway Irrawaddy Pte Ltd, Parkway Novena Pte Ltd and/or the Management Corporation which shall be binding on and enforceable against the Tenant.

(b)	Not to do or suffer to be done any act, which shall amount to a breach or non-observance of any negative or restrictive covenant of this Agreement or other instrument under which the Landlord holds the Premises.

(c)

At all times during the Term, not to do, omit or suffer to be done in the Premises anything in contravention of any laws and regulations now or hereafter in force and any rules, orders or notices thereunder and to keep the Landlord indemnified in full against all penalty and costs in the event of any breach therof

(d)	Should the Tenant receive any notices from any Government or any statutory or other relevant authorities with respect to the Premises, to give immediately to the Landlord a copy of the same.

2.42	To pay:	LEGAL POPSTS

(a)	the stamp fees, the Landlord’s Solicitors’ costs and disbursements in connection with the preparation and completion of this Agreement (in any) and any other fees in connection therewith.

(b)

the Landlord’s legal expenses (including legal costand disbursements thereof) on a full indemnity basis, in the event of breach by the Tenant of the terms and conditions of this Agreement and the Landlord is required to take steps to enforce its rights hereunder.

2.43

To be responsible for and to indemnify the Landlord from and against all claims and demands and against any damage occasioned to the Premises or any part of the building or any adjacent or neighbouring premises or Injury to any person by any act default or negligence of the Tenant or the servants agents licensees or invitees of the Tenant.

INDEMNITY

3.	The landlord hereby agrees with the Tenant as follows:

3.1

The Tenant paying the monthly rent and maintenance charge hereby reserved and observing and performing the terms and provisions of this Agreement shall peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord (save for the rights reserved by the Landlord under this Agreement).

QUIET ENJOYMENT

3.2	At all times throughout the Term to keep insured the Premises (excluding the fixtures and fittings of the Tenant) against loss or damage by fire and such other risks as the Landlord deem fit and to cause all monies received by virtue of such insurance to be forthwith laid out in reinstating the Premises so that the same shall be In no worse condition as it was before being damaged	INSURANCE

3.3	To pay all future rates, assessment, taxes, charges etc. in respect of the Premises, save and except such RATES as are herein agreed to be paid by the Tenant.	RATES

3.4	To keep or contribute to the Management Corporation to keep all common parts of the building in good and tenantable repair, clean and lighted and the lifts, escalators etc. in working order.	COMMON AREAS LIGHTING, ETC

3.5	To allow the Tenant to install or cause to be installed such equipment and other fixtures and fittings as are reasonably necessary for the operation of Its business.	TENANT’S EQUIPMENT

3.6

If the Landlord decides to sell the Premises together with this Tenancy, the Landlord shall cause all the rightsand obligations of the Landlord and the Security Deposit under this Agreement to be transferred, assigned or novated to the new owner, whereupon the Tenant’s rights and obligations shall thereafter be exercisable and owed to the new owner.

LANDLORD’S OBLIGATION IF SALE WITH TENANCY

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4.1	If the rent hereby reserved shall be unpaid for 7 days after being payable, the Landlord shall be lawfully entitled at any time thereafter to re-enter the Premises or any part thereof. Upon re-entry, this tenancy shall be absolutely terminated but without prejudice to the right of action of the Landlord in respect of any breach or any antecedent breach of this Agreement by the Tenant.	RE-ENTRY (NON- PAYMENT OF RENT)

4.2	If at any time there shall be any other breach by the Tenant for failing or neglecting to perform or observe any of the terms and conditions of this Agreement or if the Premises are not used as a private specialist medical clinic operated by an Approved specialist or specialist or specialists registered under the Medical Registration Act (Cap. 174 of Singapore) and accredited with Mount Elizabeth Novena Hospital during the lease term or, the Landlord shall serve on the Tenant a written notice specifying:	RE-ENTRY (OTHER BREACHES)

(a)	the particulars and details of the breach complained of; and
(b)	if the breach is capable of remedy, providing time for the Tenant to remedy the breach; and
(c)	requiring the Tenant to make monetary compensation for the breach,

and should the Tenant omit, fail or refuse to comply with the written notice, the Landlord shall be lawfully entitled at any time thereafter to re-enter the Premises or any part thereof, and thereupon this tenancy shall be absolutely terminated but without prejudice to the right of action of the Landlord in respect of any breach or any antecedent breach of this Agreement by the Tenant.

4.3	If the Tenant shall, during the Term, become bankrupt or enter into composition with the Tenant’s creditors or suffer any distress or execution to be levied on the Tenant’s goods, or if the Tenant being a body corporate shall go into liquidation whether voluntary (save for the purpose of amalgamation or reconstruction) or compulsory then, and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Premises or any part thereof. Upon re-entry, this tenancy shall be absolutely terminated but without prejudice to the right of action of the Landlord in respect of any breach or any antecedent breach of this Agreement by the Tenant.	INSOLVENCY

4.4	Without prejudice to the Landlord’s rights reserved under clause 4.1 or 4.2, or any other rights or remedies available to the Landlord, in the event any monies due under or pursuant to this agreement shall remain unpaid seven (7) days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at ten percent (10%) per annum on the amount unpaid calculated from after the date due to the date of actual payment and all Interest shall be deemed rent and shall be recoverable in like manner as arrears on rent.	INTEREST ON ARREARS

4.5	The Landlord may upon re-entry or determination of this Agreement, remove from the Premises any items, including all plant, machinery, fixtures and fittings premises belonging to the Tenant and dispose or store such items in a warehouse at the cost of the Tenant, without being guilty of conversion or liable for loss or damage to such items by the said removal, disposal or storage. The Landlord shall also be entitled in its sole discretion and without prior notice to the Tenant to sell such goods or things at such times and at such prices or for such consideration as the Landlord thinks fit and to apply the net proceeds of the sale towards payment of money owing from the Tenant to the Landlord, if any. The Tenant shall fully indemnity the Landlord against all claims and or liability whatsoever incurred by reason of such disposal and or against all damage costs or losses incurred by reason of the presence of the said chattels or property in the Premises.	REMOVAL & DISPOSAL OF ITEMS FOUND IN PREMISES

4.6	The IHH Healthcare Singapore or Landlord shall have the right at any time to make, add, amend, cancel or suspend such rules and regulations pertaining to the Premises as may in the discretion of the Landlord or the Management Corporation, be necessary, for the safety and cleanliness of the building or for the preservation of good order therein or for the convenience of the tenants and all such rules and regulations shall bind the Tenant from the date on which notice in writing thereof is given to the Tenant.	AMENDMENT TO RULES & REGULATIONS

4.7	If the Option to Renew is not exercised by the Tenant in accordance with clause 4.8, to permit the Landlord at any time within 3 months immediately preceding the end of the Term to affix and retain without interference at the Premises a notice for re-letting the same.	RIGHT TO EXHIBIT LANDLORD’S VACANCY

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4.8	The Landlord shall, on the written request of the Tenant made not less than 3 months before the date of expiry of the Term, and if there is no breach of any of the terms and conditions of this Agreement by the Tenant, grant to the Tenant a tenancy of the Premises for a further term of 2 years from the date of expiry of this Agreement at a rent to be agreed between the Landlord and Tenant. The Agreement or renewal agreement for the renewed or extended term shall contain the like terms and conditions as are herein contained with the exception of this Option to Renew clause.	OPTION TO RENEW

4.9	Notwithstanding anything herein contained the Landlord shall be under no liability either to the Tenant or the Tenant’s licensees, servants, visitors or others who may be permitted to enter or use the building or any part thereof for accidents happening or for any injuries sustained or for loss of or damage to property, goods or chattels In the building or in any part thereof whether arising from any act, omission or negligence of the Landlord or any servant or agent of the Landlord.	LANDLORD NOT LIABLE FOR ACCIDENT, INJURIES BY NEGLIGENCE, ETC.

4.10	The Landlord does not expressly or impliedly warrant that the Premises, the building, or any part thereof, are now or will in future remain suitable or adequate for all or any of the purposes of the Tenant or for any business to be carried on thereon or that particular business be carried on in the building.	EXCLUSION OF WARRANTY

4.11	Notwithstanding anything herein contained, If at any time during the Term, any prohibited immigrant is found on the Premises or the Tenant and/or permitted occupants is/are no longer allowed to reside in the Republic of Singapore, this Agreement shall immediately be terminated and the Security Deposit forfeited by the Landlord without prejudice to any right of action of the Landlord in respect of any breach of this Agreement by the Tenant.	ILLEGAL WORKERS

4.12	In case the Premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire, lightning, riot, explosion, or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use or inaccessible, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of the period the Premises shall continue to be unfit for occupation and use by reason of such destruction or damage.	DAMAGE RENDERING PREMISES UNFIT FOR USE

4.13	If the unfitness of the Premises or inaccessibility thereto as aforesaid shall continue for a period of more than three (3) months either the Landlord or the Tenant shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement by the other.	UNTENANTABILITY & DETERMINATION OF TENANCY

4.14	In the event any relevant authority for any reason requires the Tenant or the occupants or any of them to cease occupation of the Premises including but not limited to purposes of compulsory acquisition of the Premises, the Landlord shall be at their sole discretion be entitled but shall not be obliged to terminate this tenancy by giving 1 month’s written notice to that effect to the Tenant in which event the tenancy herein created shall determine.	COMPULSORY ACQUISITIONS

4.15	If the Premises be affected by en-bloc redevelopment, It shall be lawful for the Landlord to terminate this tenancy by giving not less than 3 months’ advance notice in writing to the Tenant.	EN-BLOC

4.16	In the event of compulsory acquisitions or en bloc, the Security Deposit will be refunded pursuant to this Agreement but without prejudice to any right of action of the Landlord in respect of any breach or any antecedent breach of this Agreement by the Tenant.	REFUND

4.17	The Landlord will pay to Huttons Asia Pte Ltd (hereinafter called the “Broker”) the agreed commission of S$ 10,000.00 PLUS GST FORTHWITH UPON THIS AGREEMENT BEING SIGNED BY BOTH PARTIES. In the event that the Landlord should grant the Tenant an extension of the Term then the Landlord shall pay the broker another commission equivalent to one half (%) of the new monthly rental for every year of extension (pis GST). For the avoidance of doubt, the continued use by the Tenant of the Premises for his occupation after the expiration of the Term shall conclusively amount to there being an extension being granted by the Landlord and accepted by the Tenant.	COMMISSION

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4.18	It is expressly understood by the Landlord and the Tenant that the commission paid to their respective estate agencies (if any) as the brokerage or service fee in this transaction has been fully earned. No claims shall be made by the Landlord or Tenant against their respective estate agencies (if any) for a refund of the commission of fee whatsoever should the Tenancy herein be prematurely terminated for any reasons whatsoever.	COMMISSION FULLY EARNED

4.19	Without prejudice to any right of action by the Landlord under this Tenancy Agreement or in law, if the Tenant is in breach of any clause thereby terminating this Tenancy Agreement prematurely then the Tenant shall reimburse the Landlord the commission paid by the Landlord to the Agency on a pro-rata basis calculated based on the remaining unfulfilled Term.	REIMBURSEMENT OF PRO-RATED COMMISSION

4.20	If any one or more of the provisions contained in this Agreement shall be deemed invalid unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.	SEVERABILITY

4.21	If one party breaches or defaults any of the terms and conditions in this Agreement, and the other party waives such breach or default, that shall not be construed as a waiver of any similar breach or default in the future. If one party delays or omits to exercise any of its rights in this Agreement, the delay or omission shall not operate as a waiver of any breach or default of the other party.	NON-WAIVER

4.22	Any notice served in connection with this Agreement shall be in writing and sufficiently served on the Tenant if left at the Premises or delivered to the Tenant personally or sent to the Tenant at the Premises by registered post and any notice to the Landlord shall be sufficiently served if sent address by registered post to the Landlord’s registered address.	SERVICE OF NOTICE

4.23	The validity, interpretation and enforcement of this Agreement and all rights, remedies, powers, obligations and liabilities hereunder shall be governed by the Laws of the Republic of Singapore. The parties herein submit themselves to the jurisdiction of the Courts of Singapore.	GOVERNING LAW

IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

/s/ Wong Soong Kun			/s/ CHEAN YING TOO
SIGNED by Landlord	)		SIGNED by Tenant	)
Name:	)	Wong Soong Kun	Name:	)	Chan Ying Ho
NRIC:	)	S1597474E	NRIC:	)	S7971788F
	)			)

/s/ Elle Cheong			/s/ ZENICE LIM
Witnessed by	)		Witnessed by	)	ZENICE LIM
Name:	)	Elle Cheong	Name:	)
CEA Reg No.:	)	R065284F		)
Estate Agency:	)	Huttons Asia Pte Ltd		)

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SCHEDULE 1-INVENTRY LIST

S/n	Items	Quantity	Remarks
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Note: Please use extra sheet If space is insufficient

Additional Remarks:

Other than the matters stated above at :”Remarks” and “Additional Remarks”, I / we have checked and found that the items listed in this inventory list are in good and satisfactory working conditions.

SIGNED by Landlord	)	SIGNED by Tenant	)
Name:	)	Name:	)
NRIC:	)	NRIC:	)
	)		)

Witnessed by	)		Witnessed by	)
Name:	)	Elle Cheong	Name:	)
CEA Reg No.:	)	R065284F		)
Estate Agency:	)	Huttons Asia Pte Ltd		)

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Annex A

RESTRICTIVE COVENANTS

1.	The Tenant covenants that the Tenant shall comply with and where applicable, shall procure the specialist(s) practising at the Premises to comply with, the following:

(a)	Not to without the prior written consent of the Landlord, Parkway Irrawaddy Pte. Ltd. (“the Covenantee”) and Parkway Novena Pte. Ltd., which consent may be granted or withheld at the sole discretion of the Landlord, the Covenantee and Parkway Novena Pte. Ltd. and if granted, subject to such conditions as may be imposed by the Covenantee and Parkway Novena Pte. Ltd., use any part of the Premises for residential purposes or for any purpose other than as a private specialist medical clinic operated by a specialist / specialists registered under the Medical Registration Act (Cap. 174).

(b)	Not to without the prior written consent of the Landlord, the Covenantee and Parkway Novena Pte. Ltd., which consent may be granted or withheld at the sole discretion off the Landlord, the Covenantee and Parkway Novena Pte. Ltd. and if granted, subject to such conditions as may be Imposed by the Landlord, the Covenantee and Parkway Novena Pte. Ltd., carry out any of the following activities in the Premises:

(I)	set up any radiology department or carry out any radiological activities;

(il)	conduct any laboratory work;

(ill)	conduct any surgical procedure except minor surgical procedures as defined in the table of surgical procedures published by the Ministry of Health and such other revisions thereto from time to time;

(iv)	dispense any medicine except to the Tenant’s own patients;

(v)	conduct dialysis treatment in the Premises; and

(vi)	set up any hospital beds for any patient’s overnight stay.

(c)	Not to use any part of the Premises for storage of merchandise other than in the ordinary course of business of the Tenant or the specialist(s) practising at the Premises.

(d)	Not to let, sublet, sell or assign or transfer (otherwise than by way of security) the Premises without the prior written consent of the Landlord, the Covenantee and Parkway Novena Pte. Ltd. which consent shall not be unreasonably withheld where the Premises is to be used for the practice of specialist medicine and subject to conditions as may be imposed by the Covenantee and Parkway Novena Pte. Ltd.

(e)	Not to place or permit to be placed upon the floor of the Premises or any part of the Building a load in excess of four kiloNewtons per square metre (4.0 KN/m²) and shall, when required by the Convenantee or MCST 4094, distribute any load in accordance with the directions of the Covenantee and/or the management corporation.

Provided Always that nothing herein contained shall impose or be deemed to impose on the Covenantee any obligation to impose the aforesaid restrictive covenants or any of them upon any other covenantor/ subsidiary proprietor of any unit in the development or to enforce or effectuate the aforesaid restrictive covenants or any of them against the Tenant or any other covenantor/subsidiary proprietor of any unit in the development, or their respective successors, assignees and personal representatives.

2.	Referral of Patients

For the purpose of providing seamless care to patients, the Tenant covenants that the Tenant shall endeavor to, and where applicable, shall procure the specialist(s) practising in the Premises to endeavor to, refer all patients seeking consultation at the Premises and who require laboratory investigations, radiological examinations, and other ancilliary medical tests to the medical examination facilities in the healthcare facilities owned or controlled directly or indirectly by the Parkway Group, and the admission of all such patients who require hospitalization and/or medical procedures and services to the hospitals in the Parkway Group. For the purposes of this Clause, “Parkway Group” shall mean Parkway Hospitals Singapore Pte Ltd. Parkway Laboratory Services Ltd, Medi-Rad Associates Ltd and Parkway Shenton Pte Ltd or such other healthcare facilities and/or hospital owned or controlled directly or indirectly by Parkway Holdings Limited from time to time as notified to the Tenant by Parkway Holdings Limited.

LAYOUT PLAN
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Clinic Name: The Colorectal Clinic Pte Ltd

Clinic Name: HC Orthopaedic Surgery Pte Ltd

Common Areas: "The Colorectal Clinic Pte Ltd" will take full responsibility of the common areas namely the waiting area, reception and pantry areas.

We agree to share premises and confirmed that the above layout plan is in order.

Signature:
Name of Authorized Person: Dr Wong Soong Kean
Clinic Name: The Colorectal Clinic Pte Ltd
Dated: 10 January 2023

THE COLORECTAL CLINIC PTE LTD

Signature:
Name of Authorized Person: Dr Chan Ying Ho
Clinic Name: HC Orthopaedic Surgery Pte Ltd
Dated: 10 January 2023

HC ORTHOPAEDIC SURGERY
Mt Elizabeth Medical Centre #15-14
3 Mt Elizabeth Orchard Singapore 228510
T 6732 8848 Reg No. 201725626E